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                                                                    EXHIBIT 4.f



                               FRI-MRD CORPORATION

                                JOINDER AGREEMENT

                    $14.0 MILLION 15.0% SENIOR DISCOUNT NOTES

                              DUE JANUARY 24, 2002


               This JOINDER AGREEMENT (the "Agreement") is entered into as of January 14, 1998, by and among FRI-MRD Corporation, a Delaware corporation (the "Company"), and those persons whose names appear on Schedule I attached hereto (collectively, the "Purchasers"). All capitalized terms not herein defined shall have the meanings ascribed to them in the FRI-MRD Corporation Note Agreement, dated August 12, 1997 (the "Note Agreement").

               WHEREAS, the Company has authorized the issue and sale of up to $75,000,000 aggregate principal amount of its 15.0% Senior Discount Notes due January 24, 2002 (the "Notes") to be dated the date of issue; and

               WHEREAS, pursuant to the Note Agreement, on August 12, 1997, the Company issued Notes in an aggregate principal amount of $61.0 million, leaving $14.0 million available for issuance thereunder.

               NOW, THEREFORE, the Company agrees with each Purchaser as follows:

               1. Purchase and Sale of Securities. Subject to the terms and conditions of the Note Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the aggregate principal amount of Additional Notes, set forth under such Purchaser's name on
Schedule I attached hereto (the "Additional Notes"). Each Additional Note will be issued at a substantial discount from its principal amount, for a price equal to its Purchase Price on the date of purchase as set forth on Schedule I attached hereto. The obligations of the Purchasers hereunder shall be the several obligations of each Purchaser to purchase that amount of Additional Notes set forth under such Purchaser's name on Schedule I attached hereto and shall not be the joint obligation of any other Purchaser hereunder. The Company and the Purchasers hereby agree that the Additional Notes will be deemed to be issued under, subject to and governed by, all terms and conditions of, and that each of the Purchasers will be deemed to be Purchasers under, the Note Agreement.

               2. Representations of the Purchasers. Each Purchaser hereby represents and warrants that all representations set forth in Section 3.2 of the Note Agreement as they apply to the issuance and purchase of the Additional Notes are true and correct as of the date

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hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

               3. Representations of the Company. The Company hereby represents and warrants that the Company and its Subsidiaries have performed or complied in all material respects with all covenants contained in the Note Agreement and that certain Side Letter, dated as of August 12, 1997 from the Company to MacKay-Shields Financial Corporation, that are required to be performed or complied with by them at or prior to the date hereof.

               4. Legends. All certificates evidencing the Additional Notes purchased and sold hereunder shall bear the following legends:

                      FOR PURPOSES OF SECTIONS 1272 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE WITH RESPECT TO EACH $1,000.00 OF PRINCIPAL AT MATURITY OF THIS NOTE IS $830.00, THE AMOUNT OF ORIGINAL DISCOUNT IS $170.00, THE ISSUE DATE IS JANUARY 14 , 1998, AND THE YIELD TO MATURITY IS 13.919%.

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               The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                       FRI-MRD CORPORATION, as Company


                                       By: /s/ R.T. Trebing, Jr.
                                          --------------------------------
                                          Name:  R.T. Trebing, Jr.
                                          Title: President


                    [signature pages continued on next page]


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                                      MELLON BANK, N.A., solely in its
                                      capacity as Trustee for the MASTER
                                      TRUST for the EMPLOYEE'S RETIREMENT
                                      FUND OF THE CITY OF FORT WORTH, as
                                      directed by MacKay-Shields Financial
                                      Corporation (as Investment Advisor),
                                      and not in its individual capacity



                                      By: /s/ Carole Bruno
                                          -----------------------------------
                                          Name:  Carole Bruno
                                          Title: Authorized Signatory


                    [signature pages continued on next page]

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                                     HIGHBRIDGE CAPITAL CORPORATION

                                     By:    MacKay-Shields Financial Corporation
                                     Its:   Investment Advisor



                                     By: /s/ Jeffry B. Platt
                                         ------------------------------------
                                         Name:  Jeffry B. Platt
                                         Title: Director


                    [signature pages continued on next page]

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                                     THE MAINSTAY FUNDS, ON BEHALF OF
                                     HIGH YIELD CORPORATE BOND FUND
                                     SERIES

                                     By:    MacKay-Shields Financial Corporation
                                     Its:   Investment Advisor



                                     By: /s/ Jeffry B. Platt
                                        --------------------------------------
                                        Name:  Jeffry B. Platt
                                        Title: Director

                    [signature pages continued on next page]

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                                     LOCAL 1199 HEALTHCARE

                                     By:    MacKay-Shields Financial Corporation
                                     Its:   Investment Advisor



                                     By: /s/ Jeffry B. Platt
                                         ------------------------------------
                                         Name:  Jeffry B. Platt
                                         Title: Director


                    [signature pages continued on next page]
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                                     THE MAINSTAY FUNDS, ON BEHALF OF
                                     ITS STRATEGIC VALUE FUND SERIES

                                     By:    MacKay-Shields Financial Corporation
                                     Its:   Investment Advisor



                                       By: /s/ Jeffry B. Platt
                                           -----------------------------------
                                           Name:  Jeffry B. Platt
                                           Title: Director




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                                   SCHEDULE I
                                       TO
                                JOINDER AGREEMENT

Purchaser:     EMPLOYEE'S RETIREMENT FUND OF THE CITY OF FORT WORTH

1.      Principal Amount.

        In U.S. Dollars: $1,100,000

               The Purchase Price of the Note will be
               $913,000 of cash

2.      In the case of payments on account of the Notes:
        By wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security and principal or interest) to:

                      ABA # 011-001-234/BOSTON SAFE DEP.
                      FEDERAL RESERVE BANK OF BOSTON
                      FFC ACCT NAME:  CITY OF FT. WORTH
                      DDA ACCT # 162299
                      FFC. # ACCT CFWF8542902

3.      All communications shall be delivered or mailed to:

                      MacKay-Shields Financial Corporation
                      9 West 57th Street
                      New York, New York  10019
                      Attn:  Steven Tananbaum
                      Fax:  (212) 758-4735

                      with a copy to:
                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                      551 Fifth Avenue
                      New York, New York  10176
                      Attn:  Fredric A. Kleinberg, Esq.
                      Fax:  (212) 986-8866

4.      Tax I.D. #:          75-6022714

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Purchaser:            HIGHBRIDGE CAPITAL CORPORATION

1.      Principal Amount.

        In U.S. Dollars:  $610,000

               The Purchase Price of the Note will be
               $506,300 of cash

2.      In the case of payments on account of the Notes:
        By wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security and principal or interest) to:

                      CITIBANK
                      ABA # 021-000-089
                      BEAR STEARNS SECURITIES INC.
                      ACCT # 09253186
                      ACCT NAME:  HIGHBRIDGE CAPITAL CORPORATION
                      ACCT # 101-44079-2-6

3.      All communications shall be delivered or mailed to:

                      MacKay-Shields Financial Corporation
                      9 West 57th Street
                      New York, New York  10019
                      Attn:  Steven Tananbaum
                      Fax:  (212) 758-4735

                      with a copy to:
                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                      551 Fifth Avenue
                      New York, New York  10176
                      Attn:  Fredric A. Kleinberg, Esq.
                      Fax:  (212) 986-8866

4.      Tax I.D. #: Bear Stearns Securities Corp.-Foreign (no tax i.d. #).

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Purchaser:            THE MAINSTAY FUNDS, ON BEHALF OF ITS HIGH YIELD
                      CORPORATE BOND FUND SERIES

1.      Principal Amount.

        In U.S. Dollars:  $8,140,000

               The Purchase Price of the Note will be
               $6,756,200 of cash

2.      In the case of payments on account of the Notes:
        By wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security and principal or interest) to:

                      ABA # 011000028
                      STATE STREET BANK AND TRUST COMPANY
                      BOSTON, MASS  02101
                      FOR CREDIT TO:
                      ACCT NAME: MAINSTAY HIGH YIELD CORPORATE BOND FUND DDA ACCT # 4266 0761
                      ACCT # SN04

3.      All communications shall be delivered or mailed to:

                      MacKay-Shields Financial Corporation
                      9 West 57th Street
                      New York, New York  10019
                      Attn:  Steven Tananbaum
                      Fax:  (212) 758-4735

                      with a copy to:
                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                      551 Fifth Avenue
                      New York, New York  10176
                      Attn:  Fredric A. Kleinberg, Esq.
                      Fax:  (212) 986-8866

4.      Tax I.D. #:          04-2910780

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Purchaser:            THE 1199 HEALTH CARE EMPLOYEES PENSION FUND

1.      Principal Amount.

        In U.S. Dollars:  $3,900,000

               The Purchase Price of the Note will be
               $3,237,000 of cash

2.      In the case of payments on account of the Notes:
        By wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security and principal or interest) to:

                      ABA # 071-000-152
                      NORTHERN TRUST/CHGO TRUST
                      FOR CREDIT TO:
                      ACCT # 5186061000
                      ACCT NAME:  LOCAL 1199 HEALTHCARE
                      ACCT # 26-44894

3.      All communications shall be delivered or mailed to:

                      MacKay-Shields Financial Corporation
                      9 West 57th Street
                      New York, New York  10019
                      Attn:  Steven Tananbaum
                      Fax:  (212) 758-4735

                      with a copy to:
                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                      551 Fifth Avenue
                      New York, New York  10176
                      Attn:  Fredric A. Kleinberg, Esq.
                      Fax:  (212) 986-8866

4.      Tax I.D. #:          74-6036541

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Purchaser:            THE MAINSTAY FUNDS, ON BEHALF OF ITS STRATEGIC VALUE
                      FUND SERIES

1.      Principal Amount.

        In U.S. Dollars:  $250,000

               The Purchase Price of the Note will be
               $207,500 of cash

2.      In the case of payments on account of the Notes:
        By wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security and principal or interest) to:

                      ABA # 021000018
                      BANK OF NEW YORK/CUST.
                      ACCT # GLA 111612
                      FOR CREDIT TO:
                      ACCT NAME: MAINSTAY STRATEGIC VALUE FUND
                      ACCT # 267446

3.      All communications shall be delivered or mailed to:

                      MacKay-Shields Financial Corporation
                      9 West 57th Street
                      New York, New York  10019
                      Attn:  Steven Tananbaum
                      Fax:  (212) 758-4735

                      with a copy to:
                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                      551 Fifth Avenue
                      New York, New York  10176
                      Attn:  Fredric A. Kleinberg, Esq.
                      Fax:  (212) 986-8866

4.      Tax I.D. #:          133924140